Exhibit 10.1

STOCK EXCHANGE AGREEMENT

This STOCK EXCHANGE AGREEMENT (the “Agreement”) is made and entered into as of September 10, 2008 (the “Execution Date”), by and among Thomas Eli Conger II (“Seller”), Social Technologies Group, Inc., a Delaware corporation (“Company”), and UTEK Corporation, a Delaware corporation (“Buyer” or “UTEK”).

W I T N E S S E T H:

WHEREAS, Seller owns all of the issued and outstanding capital stock of the Company;

WHEREAS, the Company specializes in providing long-term business and strategic consulting services focused on innovation to create growth, build capability and new business models for its clients (the “Business”);

WHEREAS, the Seller owns 100% of the issued and outstanding shares of common stock of the Company, no par value (the “Shares”) and Seller desires to sell, and Buyer desires to acquire the Shares, subject to the terms and conditions set forth herein; and

WHEREAS, it is intended that the sale by Seller of the Shares to Buyer in exchange for the Common Stock pursuant to this Agreement (the “Share Exchange”) shall be treated as a tax-free reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

NOW, THEREFORE, for and in consideration of the premises, the mutual representations, warranties, covenants, and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

ACQUISITION OF SHARES

1.01 Agreement to Acquire Shares. Subject to the terms and conditions of this Agreement, Seller agrees to sell, transfer and assign to Buyer, and Buyer agrees to acquire, on the Closing Date (as defined in Section 8.07 below), the Shares, free and clear of all security interests, pledges, liens, encumbrances, charges, or restrictions on the ownership, use, voting, transfer, receipt of dividends or other attributes of ownership.

1.02 Liabilities of Seller. Prior to the Closing Date, Seller, as shareholder of the Company, shall cause the Company to pay or otherwise satisfy all the Company’s liabilities, if any, set forth in Schedule 1.02 (the “Retained Liabilities”). Except for the Retained Liabilities, Buyer shall, as a result of the execution and consummation of this Agreement and through its ownership of the Company, assume and become liable for all liabilities, obligations, debts, contracts, and other commitments of the Company of any kind or nature whatsoever, known or unknown, fixed, accrued, contingent, or otherwise, arising out of any transaction entered into, or any state of facts existing prior to, at, or subsequent to the Closing Date.

ARTICLE II

EXCHANGE PRICE

2.01 Exchange Price.

(i) At the Closing, Buyer shall deliver to Seller as noncontingent consideration for the Shares a number of shares (the “Initial Shares”) of UTEK common stock, $.01 par value (the “Common Stock”), with a value equal to $5,088,438.00 based on the average closing price of such Common Stock during the ten trading days immediately preceding the date hereof (the “Average Price”). As of September 10, 2008, approximately 498,866 shares of UTEK would be delivered to Seller pursuant to this Section 2.01(i).

(ii) At the Closing, Buyer shall deliver to the Escrow Agent (as defined below) as contingent consideration for the Shares a number of shares (the “Escrowed Shares”) of Common Stock with a value equal to $5,088,438.00 based on the Average Price. As of September 10, 2008, approximately 498,866 shares of Common Stock would be delivered to Seller pursuant to this Section 2.01(ii). The Escrowed Shares shall be held by the Escrow Agent pursuant to that certain Escrow and Lock-up Agreement, by and among Buyer, Seller and the Escrow Agent, dated as of the date hereof and attached hereto as Exhibit 2.01 (the “Escrow Agreement”). The Escrowed Shares shall be distributed to Buyer or Seller under the terms and conditions as set forth in the Escrow Agreement. The “Escrow Agent” shall have the meaning ascribed to that term in the Escrow Agreement.

(iii) The “Exchange Price” shall be the Initial Shares and the Escrowed Shares (subject to reduction to the extent that any Escrowed Shares are later delivered to Buyer and not Seller pursuant to the terms of Section 2.02 below and the Escrow Agreement).

2.02 Escrowed Shares. In accordance with the Escrow Agreement, the Escrowed Shares shall be released to Seller (or his estate or heirs, as the case may be) and/or Buyer as follows:

(i) On the first anniversary of the date of Closing, one–third of the Escrowed Shares (the “First Escrow Tranche”) shall be distributed to Seller or retained by the Escrow Agent as follows:

(a) all of the First Escrow Tranche shares will be distributed to Seller if the Business recognizes at least $4,250,000.00 in Revenue (as defined below) during the twelve (12) months following the date of Closing; or

(b) to the extent that the Business recognizes less than $4,250,000.00 in Revenue during the twelve (12) months following the date of Closing, a number of Escrowed Shares from the First Escrow Tranche shall be retained by the Escrow Agent based on the following formula:

X = (A –B)		x 0.50 ÷ C

where:	X =	the number of shares to be withheld by the Escrow Agent
	A =	$4,250,000.00
	B =	Revenue for the twelve (12) months following the date of Closing
	C =	the Average Price

After such retention, the remainder of the First Escrow Tranche shall be distributed to Seller on such first anniversary.

(ii) On the second anniversary of the date of Closing, one-third of the Escrowed Shares (the “Second Escrow Tranche”), plus any retained shares from the First Escrow Tranche, shall be distributed to Seller or retained by the Escrow Agent as follows:

(a) all of the Second Escrow Tranche and any retained shares from the First Escrow Tranche shall be distributed to Seller if the Business recognizes at least $9,350,000.00 in Revenue during the twenty-four (24) month period from the date of Closing; or

(b) the greater result to Seller of the following three formulae:

(x) the Second Escrow Tranche will be distributed to Seller if the Business recognizes at least $5,100,000.00 in Revenue during the second twelve (12) month period following the date of Closing; or

(y) to the extent that the Business recognizes less than $5,100,000.00 in Revenue during the second twelve (12) month period following the date of Closing, a number of Escrowed Shares from the First Escrow Tranche shall be retained by the Escrow Agent based on the following formula:

X = (A – B)		x 0.50 ÷ C

where:	X =	the number of shares to be withheld by the Escrow Agent
	A =	$5,100,000.00
	B =	Revenue for the second twelve (12) month period following the date of Closing
	C =	the Average Price; or

(z) to the extent that the Business recognizes less than $9,350,000.00 in Revenue during the twenty-four (24) month period following the execution of this Agreement, a number of Escrowed Shares from the Second Escrow Tranche shall be retained by the Escrow Agent based on the following formula:

X = (A – B)		x 0.50 ÷ C

where:	X =	the number of shares to be withheld by the Escrow Agent
	A =	$9,350,000.00
	B =	aggregate Revenue for the twenty-four (24) month period following Closing
	C =	the Average Price

After such retention, the remainder of the Second Escrow Tranche shall be distributed to Seller on such second anniversary.

(iii) On the third anniversary of the date of Closing, all remaining Escrowed Shares (including any retained shares from the First and Second Escrow Tranches) shall be distributed to Seller on the one hand, or Buyer, on the other hand, as follows:

(a) all remaining Escrowed Shares will be distributed to Seller if the Business recognizes at least $15,470,000.00 in Revenue during the thirty-six (36) months following Closing; or

(b) the greater result to Seller of the following three formulae:

(x) One–third of the original Escrowed Shares will be distributed to Seller, if the Business recognizes at least $6,120,000.00 in Revenue during the third twelve (12) month period following the date of Closing; or

(y) to the extent that the Business recognizes less than $6,120,000.00 in Revenue during the third twelve (12) month period following the date of Closing, a number of Escrowed Shares from the First Escrow Tranche shall be retained by the Escrow Agent based on the following formula:

X = (A – B)		x 0.50 ÷ C

where:	X =	the number of shares to be withheld by the Escrow Agent
	A =	$6,120,000.00
	B =	Revenue for the third twelve (12) month period following the date of Closing
	C =	the Average Price; or

(z) To the extent that the Business recognizes Revenue during the thirty-six (36) month period following the date of Closing of less than $15,470,000.00, a number of Escrowed Shares from the Third Escrow Tranche shall be distributed to Buyer based on the following formula:

X = (A – B)		x 0.50 ÷ C

where:	X =	the number of shares to be distributed to Buyer
	A =	$15,470,000.00
	B =	aggregate Revenue for the thirty-six (36) months after Closing
	C =	the Average Price

After such distribution to Buyer, all remaining Escrowed Shares shall be distributed to Seller on such third anniversary.

(iv) For purposes of this Section 2.02, “Revenue” shall mean all revenues accrued in respect of professional services performed, measured in accordance with U.S. generally accepted accounting principles (“GAAP”), by the Business during the specified twelve (12) month periods.

(v) Notwithstanding any other provision of this Section 2.02, all Escrowed Shares shall be released immediately to Seller, and no Escrowed Shares shall be distributed to Buyer if, prior to the third anniversary of the date of this Agreement: (a) Buyer breaches its covenant contained in Section 7.04, (b) the proviso in Section 8.05 applies, (c) Buyer liquidates the Company and does not establish appropriate financial ledgers and accounts to calculate the Revenue of the Business for the twelve (12), twenty-four (24) and thirty-six (36) month periods following the date of Closing in a manner consistent with the determinations required under this Section 2.02, or (d) there shall occur a transaction or series of related transactions pursuant to which any third party(ies) acquire(s) (x) a majority (by vote or value) of the equity securities of Buyer (whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of Buyer’s equity securities, security holder or voting agreement, proxy, power of attorney or otherwise), (y) all or a majority of Buyer’s assets determined on a consolidated basis or (z) control of Buyer’s Board of Directors.

2.03 Transfer Taxes. All applicable sales and transfer taxes, if any, arising by reason of the transfer of the Shares under this Agreement shall be borne one-half by Seller and one-half by Buyer.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller hereby represents and warrants to Buyer all of the following, each of which is material to and is being relied upon by Buyer; provided, that all the representations and warranties of Seller hereunder are made based upon the knowledge of Seller, or in the case of the Company, the directors and officers of the Company as set forth in Section 16.10. For purposes of below Sections 3.05, 3.06, 3.07, 3.09, 3.12, 3.14, 3.15, 3.18, 3.19, 3.20, 3.21, 3.22, 3.23, 3.24 and 3.25, references to the “Company” also encompass Social Technologies, LLC.

3.01 Organization and Standing. The Company is or will be a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted.

3.02 Corporate Authority. Subject to receipt of the approvals, authorizations, and consents of governmental authorities and third parties to be specified in Schedule 3.04 attached hereto and made a part hereof (the “Required Consents”), Seller and the Company each have the full right, power, legal capacity, and authority to enter into and perform each of its obligations under this Agreement and to consummate the transactions contemplated by this Agreement, in accordance with the terms of this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement, will (i) violate, contravene, or conflict with (x) any provision of the Certificate of Incorporation or Bylaws of the Company, each as amended to date, or (y) any material provision of any constitution, law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, government agency, court, or arbitrator to which Seller or the Company is subject, (ii) subject to the receipt of the Required Consents, violate, contravene, conflict with, constitute a material breach or default (or with notice or lapse of time, or both, constitute a breach or default) under, result in the termination or suspension of, or result in the acceleration of the performance required by, any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, lease, agreement, commitment, or other instrument or obligation to which Seller or the Company is a party or to which Seller or the Company or any of the respective properties or assets of Seller or the Company, may be subject, bound, or affected, or (iii) result in the creation or imposition of any liens, pledges, security interests, encumbrances, infringements, liabilities, claims, charges, equities, covenants, conditions, restrictions, and obligations of any kind or nature whatsoever (in each case, a “Lien”) upon the Shares or any of the assets of the Company, except as created pursuant to this Agreement.

3.03 Corporate Authorization. Seller and the Company have taken all necessary corporate actions to authorize and approve the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement (including approval by the Board of Directors). Subject to receipt of the required shareholder approvals, this Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.

3.04 Required Consents. Except for the Required Consents set forth in Schedule 3.04 attached hereto, no approval, authorization, or consent of any governmental body or authority and no approval, authorization, consent, or waiver from any other party to any material note, bond, mortgage, indenture, license, lease, agreement, commitment, or other instrument or obligation to which Seller or the Company is a party or to which Seller or the Company or any of the respective material properties or assets of Seller or the Company, may be subject, bound, or affected, is required for the lawful consummation by Seller of the transactions contemplated by this Agreement.

3.05 Title to Assets. Schedule 3.05(a) attached hereto contains a true and correct list and a description of all material operating assets of the Company, including, but not limited to, the Software (defined below in Section 3.06), the Proprietary Rights (defined below in Section 3.07), and all other items of personal property of the Company (collectively, the “Assets”). The Company has good, valid, complete, and indefeasible title to all of the Assets. All of the Assets are owned by the Company free and clear of all Liens and not subject to any leases or licenses, other than the matters set forth in Schedule 3.05(a). Except as set forth in Schedule 3.05(b) attached hereto, no financing statement under the Uniform Commercial Code or similar law naming the Company as debtor has been filed in any jurisdiction and is still in effect, and the Company is not a party to or bound by any agreement or arrangement authorizing any party to file any such financing statement.

3.06 Software. Schedule 3.06 is a true, correct, and complete listing of all items of Software (as defined below) owned by the Company. To the knowledge of Seller, except as set forth in Schedule 3.06 attached hereto, there are no material errors, material malfunctions, and/or material defects in the Software, and there are no uses of the Software or any portion thereof by any third party, except for those users who derive a use of the Software through their interaction with the website. No rights or licenses, express or implied, have been granted to any third parties under the Software or any portion thereof. “Software” includes, but is not limited to, all of the Company’s computer software (including object and source code, in machine readable and listing form) and all documentation (including system and software documentation, documentation made available to customers, and training materials), flowcharts, source code notes, software tools, compilers, test routines, and other information and materials, in whatever form, related thereto; and all revisions, release levels, and versions thereof; provided, that “Software” does not include any generally commercially available software that has been purchased by the Company.

3.07 Proprietary Rights. Schedule 3.07(a) is a true, correct, and complete listing of the Proprietary Rights (as defined below) owned by the Company, and other documentation evidencing or giving rise to, and included in, the Proprietary Rights, copies of which are set forth on Schedule 3.07(a) attached hereto which the Company will own after the Share Exchange; provided, however, the Seller will maintain certain Proprietary Rights as his own following the Share Exchange as set forth on Schedule 3.07(b). The Proprietary Rights on Schedule 3.07(a) are in full force and effect in all material respects and there are no Liens, claims, proceedings, or causes of action which materially affects the validity or enforceability of the Proprietary Rights. No rights or licenses, express or implied, have been granted to any third parties under the Proprietary Rights or any portion thereof, except as disclosed on Schedule 3.07(b). Buyer agrees to the Seller’s continued future use of the Proprietary Rights disclosed on Schedule 3.07(b) and agrees not to object to the Seller’s continued future use of said Proprietary Rights. “Proprietary Rights” means all names, patents, patent applications, inventions, marks, formulae (patented and unpatented), symbols, trade names, trademarks, service marks and applications and registrations thereof, domain name registrations, websites, copyrights, copyright applications and registrations, logos, franchises, process instructions, permits, licenses and sublicenses (and agreements in respect thereof or applications therefor), patent, trademark and copyright prosecution histories, laboratory notebooks and all other proprietary rights, documents, information and records including, but not limited to, all filings, registrations or issuances of any of the foregoing with or by any federal, state, local or foreign regulatory, administrative or governmental office or offices, and all federal, state and common law rights protecting such in the United States of America and throughout the world.

3.08 Non-Infringement. To Seller’s knowledge, the Software and the Proprietary Rights do not, in whole or in part, infringe any copyright, trade secret, or other similar proprietary right of any third party. To Seller’s knowledge: (i) the Software and the Proprietary Rights do not infringe any patent of any third party and (ii) there is no pending claim that the Software and the Proprietary Rights infringe any patent of any third party. Except as set forth on Schedule 3.08, to Seller’s knowledge, no rights or licenses are required from third parties to exercise any rights with respect to the Software and the Proprietary Rights.

3.09 Litigation and Disputes. Except as set forth on Schedule 3.09, there are no material claims, actions, suits or proceedings pending or, to the knowledge of Seller, threatened (or, to the knowledge of Seller, any governmental or regulatory investigation pending or threatened) against the Company or any Assets, properties or rights of the Company, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. None of the Company or any of its Assets, properties or rights is subject to any outstanding injunction, order, decree, ruling or charge.

3.10 Full Disclosure. Seller does not have any knowledge of any specific events, transactions or other facts (other than general economic or industry conditions) which, either individually or in the aggregate, would give rise to circumstances or conditions that might have a material adverse effect on the Company, Buyer’s ownership of the Company, or Buyer’s use of the Assets of the Company, including, but not limited to, the Software or the Proprietary Rights.

3.11 Accuracy of Information. To Seller’s knowledge, Seller’s statements and the documents contained in any schedules or other written documents executed and delivered by or on behalf of Seller pursuant to terms of this Agreement are, or will be when delivered, true, correct, and complete in all material respects, and such schedules and other documents do not omit, or will not omit when delivered, any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No representation or warranty contained herein or made hereunder contains or will contain any misstatement of a material fact, or omits or will omit to state a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The schedules and such other documents will be deemed to constitute representations and warranties of Seller under this Agreement to the same extent as if set forth in this Agreement.

3.12 Location of Assets. Schedule 3.12 sets forth a complete and correct list of all locations at which any of the Company’s Assets are situated, together with a description of the Company’s Assets at such location.

3.13 Brokerage. No broker, finder or agent has acted directly or indirectly for Seller in connection with this Agreement or with the transactions contemplated hereby.

3.14 Bankruptcy. No proceedings, whether voluntary or involuntary, are pending or threatened against Seller or the Company, nor is Seller or the Company contemplating any such proceedings, under the bankruptcy laws and/or receivership or similar laws of the United States of America or any state.

3.15 Satisfactory Relationships. Seller’s and the Company’s relationships with customers, vendors, suppliers, employees, governmental authorities, and others with whom Seller and the Company have dealings with regard to the Business are satisfactory and have not, when taken as a whole, suffered any material adverse deterioration since September 2, 2008. Seller and the Company each have no knowledge of any proposed or contemplated termination or other changes in such satisfactory relationships other than project completions in the ordinary course of business. Seller and the Company are not required, in the ordinary course of business, to provide any bonding or any other financial security arrangements in connection with any transactions with any customers or suppliers. There are no sole source suppliers of goods, equipment or services (other than the services of its employees) used by Seller and the Company (other than public utilities) with respect to which practical alternative sources of supply are unavailable.

3.16 Certificate of Incorporation and Bylaws; Corporate Minutes. True, accurate and complete copies of the Certificate of Incorporation and Bylaws, if any, of the Company, together with all amendments thereto, have been delivered to Buyer. Seller has furnished to Buyer copies of the corporate record books of the Company and the same are accurate and complete and reflect all resolutions adopted and all actions taken, authorized or ratified by the stockholders and directors of the Company.

3.17 Stock Ownership and Capitalization.

(a) The authorized capital stock of the Company will consist of 1,500 Shares of common stock, no par value. As of the Closing Date, 1,500 Shares will be issued and outstanding, all of which will be validly issued, fully paid and non-assessable, and no Shares will be held in treasury by the Company. Shares of such common stock will be owned of record and beneficially by Seller free and clear of all liens, claims and encumbrances. All outstanding Shares will have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, rule, regulation, ruling or requirement issued, enacted, adopted, or otherwise put into effect by or under the authority of any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

(b) Except for the Company’s securities owned by Seller free and clear of all Liens, as of the date of this Agreement, there are no equity securities, partnership interests or similar ownership interests of any class of equity security of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. There are no subscriptions, options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of the Company or obligating the Company to grant, extend, accelerate the vesting of, or enter into any such subscription, option, warrant, equity security, call, right, commitment or agreement.

3.18 No Undisclosed Liabilities. Except as set forth on Schedule 3.18 hereto, there are no material liabilities of the Company, whether accrued, contingent, absolute, determined, determinable or otherwise, that would be required to be reflected in financial statements prepared in accordance with GAAP, and to the Company’s or Seller’s Knowledge, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in the occurrence of any such liability.

3.19 Contracts. Except as set forth on Schedule 3.19 attached hereto, the Company is not a party to or bound by any material lease, agreement, contract or other commitment (collectively, the “Contracts”). Each Contract listed on Schedule 3.19 is a valid and binding obligation of the Company and is in full force and effect. The Company has performed all material obligations required to be performed by it to date under the Contracts listed on Schedule 3.19.

3.20 Real Property. Except as set forth on Schedule 3.20 attached hereto, the Company does not hold any interest in real property, including, but not limited to, any interest as a fee owner or any interest as lessor, lessee, sublessor, sublessee, assignor, assignee or guarantor or other surety.

3.21 Taxes. Except as set forth on Schedule 3.21 attached hereto, there are no taxes on or measured by income or gross receipts or franchise, real and personal property, employment, excise, sales and use or other taxes of any kind properly attributable to the Company for periods up to and including the Closing, for which Buyer could be held liable which have not been or will not be paid or provided for by Seller.

3.22 Benefit Plans. Except as set forth on Schedule 3.22 attached hereto, there are no plans of the Company in effect for pension, profit sharing, deferred compensation, severance pay, bonuses, stock options, stock purchases, or any other form of retirement or deferred benefit, or for any health, accident or other welfare plan, as to which Buyer will become liable as a result of the transactions contemplated hereby.

3.23 Labor Matters. The individuals set forth on Schedule 3.23 are employees of the Company.

3.24 Environmental Matters. There have been no private or governmental claims, citations, complaints, notices of violation or letters made, issued to or threatened against the Company by any governmental entity or private or other party for the impairment or diminution of, or damage, injury or other adverse effects to, the environment or public health.

3.25 Compliance with Laws. To Seller’s knowledge, the Company has not engaged and is not engaging in any activity or practice, and has not omitted and is not omitting to take any action, that violates or contravenes in any material respect any material law, statute, ordinance, or regulation.

3.26 Investment Representations and Covenants.

(a) Seller understands that the Common Stock which shall comprise the Exchange Price has not been and shall not be registered under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws on the grounds that the issuance of the Common Stock is exempt from registration pursuant to Section 4(2) of the 1933 Act and applicable state securities laws, and that the reliance of Buyer on such exemptions is predicated in part on Seller’s representations, warranties, covenants and acknowledgments set forth in this Section. Seller acknowledges that: (A) Buyer has made no assurances that a public market will continue to exist, (B) the Common Stock is a highly speculative investment involving a high degree of risk, (C) he is able, without impairing his financial condition, to hold the Common Stock for an indefinite period of time and suffer the complete loss thereof, and (D) after one year from the date of Closing, the lock up period on the Common Stock will expire. Additionally, Seller: (A) acknowledges that the Common Stock issued to Seller at the Closing must be held at least one (1) year after the Closing Date by Seller, and (B) is aware that any routine sales of Common Stock made pursuant to Rule 144 under the 1933 Act may be made only in accordance with the terms and conditions of that rule and that in such cases where the Rule 144 is not applicable, compliance with some other registration exemption will be required.

(b) Seller represents and warrants that: (A) Seller is an “accredited investor” or “sophisticated investor” as defined under the 1933 Act and state “Blue Sky” laws, or that Seller has utilized, to the extent necessary to be deemed a sophisticated investor under the 1933 Act and state “Blue Sky” laws, the assistance of a professional advisor, (B) Seller, either alone or together with the assistance of Seller’s own professional advisor, has such knowledge and experience in financial and business matters such that Seller is capable of evaluating the merits and risks of Seller’s investment in the Common Stock to be acquired by Seller upon Closing, and (C) the Common Stock to be acquired by Seller upon consummation of the transactions described in this Agreement will be acquired by Seller for Seller’s own account, not as a nominee or agent, and without a view to resale or other distribution within the meaning of the 1933 Act and the rules and regulations thereunder, except as contemplated in this Agreement, and that Seller will not distribute any of the Common Stock in violation of the 1933 Act. All shares of the Common Stock shall bear a restrictive legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.”

In addition, the Common Stock shall bear any legend required by the securities or the applicable “Blue Sky” laws, as well as any other legend deemed necessary and appropriate by Buyer or its counsel.

3.27 No Other Representation or Warranty. Neither Seller nor the Company makes any representation or warranty as to any matter whatsoever except as expressly set forth in this Article III and elsewhere in this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer hereby represents and warrants to Seller all of the following, each of which is material to and is being relied upon by Seller.

4.01 Organization and Standing. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware with full power and authority to own its properties and assets and to conduct its business as now conducted or proposed to be conducted.

4.02 Corporate Authority. Buyer has the full right, power, legal capacity, and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement in accordance with the terms of this Agreement. Neither the execution, delivery, or performance of this Agreement, nor the consummation of the transactions contemplated by this Agreement will (i) violate, contravene, or conflict with (x) any provision of the Certificate of Incorporation or Bylaws of Buyer, each as amended to date, or (y) any material provision of any constitution, law, statute, rule, regulation, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, government agency, court, or arbitrator to which Buyer is subject, (ii) violate, contravene, conflict with, constitute a material breach or default (or with notice or lapse of time, or both, constitute a breach or default) under, result in the termination or suspension of, or result in the acceleration of the performance required by, any of the terms, conditions, or provisions of any material note, bond, mortgage, indenture, license, lease, agreement, commitment, or other instrument or obligation to which Buyer is a party or to which Buyer or any of the properties or assets of Buyer may be subject, bound, or affected, or (iii) result in the creation or imposition of any Liens upon the common stock or any of the assets of the Company, except as created pursuant to this Agreement.

4.03 Corporate Authorization. Buyer has taken all necessary corporate actions to authorize and approve the execution, delivery, and performance of this Agreement and the transactions contemplated by this Agreement (including approval by the Board of Directors of Buyer). This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms.

4.04 Required Consents. No approval, authorization, or consent of any governmental body or authority and no approval, authorization, consent, or waiver from any other party to any material note, bond, mortgage, indenture, license, lease, agreement, commitment, or other instrument or obligation to which Buyer is a party or to which Buyer or any of the respective material properties or assets of Buyer, may be subject, bound, or affected, is required for the lawful consummation by Buyer of the transactions contemplated by this Agreement.

4.05 Title to Assets. Buyer has good, valid, complete, and indefeasible title to all of the material assets used in its business as presently conducted. All such assets are owned by Buyer free and clear of all Liens and not subject to any material leases or licenses.

4.06 Proprietary Rights. Buyer’s Proprietary Rights that are material to the operation of its business as presently conducted are in full force and effect in all material respects and there are no Liens, claims, proceedings, or causes of action which materially affect the validity or enforceability of such Proprietary Rights.

4.07 Full Disclosure. Except as set forth on Schedule 4.07 attached hereto, Buyer does not have any knowledge of, or plans to effect, any specific events, transactions, or other facts (other than general economic or industry conditions) which, either individually or in the aggregate, would give rise to circumstances or conditions that might have a material adverse effect on Buyer.

4.08 Accuracy of Information. To Buyer’s knowledge, Buyer’s statements and the documents contained in any schedules or other written documents executed and/or delivered by or on behalf of Buyer pursuant to the terms of this Agreement are, or will be when delivered, true, correct, and complete in all respects, and such schedules and other documents do not omit, or will not omit when delivered, any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. No representation or warranty contained herein or made hereunder contains or will contain any misstatement of a material fact, or omits or will omit to state, a material fact required to be stated herein or therein in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading. The schedules and such other documents will be deemed to constitute representations and warranties of Buyer under this Agreement to the same extent as if set forth in this Agreement.

4.09 Stock Ownership and Capitalization.

The authorized capital stock of Buyer consists of                                  shares of common stock,          par value. As of the Closing Date,                      shares of common stock are issued and outstanding, all of which are validly issued, fully paid and non-assessable and no shares of such common stock were held in treasury by Buyer. All outstanding shares of Buyer common stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, rule, regulation, ruling or requirement issued, enacted, adopted, or otherwise put into effect by or under the authority of any court, administrative agency, commission, governmental or regulatory authority, domestic or foreign and (ii) all requirements set forth in applicable contracts, agreements, and instruments.

4.10 No Undisclosed Liabilities. Other than those material liabilities of Buyer which are reflected in Buyer’s filings with the Securities and Exchange Commission (the “SEC”), Buyer does not have any material liabilities, whether accrued, contingent, absolute, determined, determinable or otherwise, and, to Buyer’s knowledge, there is no existing condition, situation or set of circumstances that could reasonably be expected to result in the occurrence of any such liability.

4.11 Authorization of Buyer shares. The Buyer shares, when issued, sold and delivered at Closing (both to Seller and the Escrow Agent), will (i) be duly authorized, validly issued, fully paid and nonassessable, (ii) not be subject to preemptive rights created by statute, Buyer’s certificate of incorporation or bylaws or any agreement to which Buyer is a party or by which Buyer is bound and (iii) be free of restrictions on transfer or liens, other than restrictions on transfer under applicable state and federal securities laws or restrictions or liens imposed thereon by the Escrow Agreement.

4.12 SEC Documents. Buyer has furnished or filed all reports, schedules, forms, statements and other documents (including exhibits and other information incorporated therein) required to be furnished or filed by Buyer with the SEC since December 31, 2007. Each such SEC document did not at the time it was filed (or amended or superseded as outlined above) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of the consolidated financial statements of Buyer included in such SEC filings complied at the time it was filed (and if amended or superseded as outlined above) as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, has been prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC or otherwise by applicable law) applied on a consistent basis during the periods involved (except, in the case of unaudited statements, as permitted by the rules and regulations of the SEC or otherwise by applicable law) the consolidated financial position of Buyer and its consolidated subsidiaries as of the date thereof and the consolidated results of operations and cash flows for the periods shown (subject, in the case of unaudited statements, to normal year-end audit adjustments).

ARTICLE V

EMPLOYMENT CONTRACTS

5.01 Thomas Eli Conger II shall enter into an Employment Contract in the form as set forth in Exhibit 5.01(a). Don Abraham, Andy Hines and Chris Carbone shall each enter into an Employment Contract in the form as set forth in Exhibit 5.01(b).

ARTICLE VI

COVENANTS OF SELLER

Seller covenants to Buyer as follows:

6.01 Cooperation. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Seller, the Company, its officers, directors, stockholders, employees, accountants, attorneys, and agents will cooperate fully with Buyer to facilitate the consummation of the transactions contemplated by this Agreement.

6.02 Interim Operations. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Seller and the Company will not (i) sell, license, contract, commit, or otherwise encumber any of the Assets or the Shares or (ii) directly or indirectly through representatives, approach, engage in discussions with, provide information to, or enter into a transaction with another party concerning the Assets or the Shares.

6.03 Required Consents. Seller and the Company will use its commercially reasonable efforts to obtain all Required Consents prior to Closing.

6.04 LLC Subsidiary. Seller will cause Social Technologies, LLC to become a subsidiary of the Company prior to Closing.

ARTICLE VII

COVENANTS OF BUYER

Buyer covenants to Seller as follows:

7.01 Cooperation. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Buyer, its officers, directors, stockholders, employees, accountants, attorneys, and agents will cooperate fully with Seller and the Company to facilitate the consummation of the transactions contemplated by this Agreement.

7.02 Interim Operations. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Buyer will not (i) sell, license, contract, commit, or otherwise encumber any of its assets or shares or (ii) directly or indirectly through representatives, approach, engage in discussions with, provide information to, or enter into a transaction with another party concerning its assets or shares.

7.03 Required Consents. Buyer will use its commercially reasonable efforts to obtain all Required Consents prior to Closing.

7.04 Continued Operations. Buyer will continue to operate the Business in a manner consistent with past practices in all material respects under the direction and leadership of Seller’s existing officers for at least three years after the Closing Date and will not impose limitations, divert resources or otherwise impede the Business in a manner that would frustrate the ability of the Company’s employees to satisfy the requirements of Section 2.02 for the release of the Escrowed Shares.

7.05 Continuation of Employee Benefit Plans. Buyer assumes responsibility for providing employee benefits on and after the Closing Date. Buyer agrees to maintain or to cause the Company to maintain until at least the one-year anniversary of the Closing Date all employee benefit plans and benefits on a basis no less favorable to employees of the Company than the plans and benefits identified on Schedule 3.22, unless Seller, as Managing Director of the Social Technologies Division of Buyer, approves less. Employees of the Company who continue employment with Buyer after the Closing Date shall be given credit for past service with the Company for purposes of participation and vesting under any Buyer pension, 401(k), welfare or related plan and benefit accrual purposes under any welfare plan offered by Buyer to such employees, including, without limitation, any vacation and paid time off policy (with up to a maximum of thirty-six (36) days for such vacation and paid time off). Buyer agrees to provide stock option awards to employees of the Company in a manner consistent with the Buyer’s policies for granting stock option awards to its employees.

7.06 Tax Treatment. Buyer acknowledges that both Buyer and Seller intend that the Share Exchange be treated as a tax-free reorganization under Section 368(a)(1)(B) of the Internal Revenue Code and Buyer agrees to (1) file all tax returns in a manner consistent therewith, (2) not to take any position contrary to such treatment in any tax return or other filing with any federal, state, or local taxing authority, and (3) not to take any action inconsistent with such treatment that would have the effect of disqualifying the Share Exchange as a tax-free reorganization.

ARTICLE VIII

MUTUAL COVENANTS OF SELLER AND BUYER

Seller and Buyer covenant with each other as follows:

8.01 Cooperation. From the date of this Agreement through the Closing Date or earlier termination of this Agreement, Seller and each of Buyer’s and Company’s officers, directors, stockholders, employees, accountants, attorneys, and agents will cooperate fully with one another to facilitate the consummation of the transactions contemplated by this Agreement.

8.02 Confidentiality. Seller and Buyer covenant with each other that all information concerning the financial terms of this Agreement shall be kept confidential by each party, its attorneys, accountants, and representatives. All information furnished by any party in connection with this Agreement or the transactions contemplated by this Agreement shall be kept confidential by each of the other parties, and shall be used by it and its officers, attorneys, accountants, and representatives only in connection with this Agreement and the transactions contemplated by this Agreement, except to the extent that such information (i) already is known to such other party when received, (ii) thereafter becomes lawfully obtainable from other sources, (iii) is required to be disclosed in any document filed with the SEC or any other agency of any government, or (iv) is otherwise required to be disclosed pursuant to any federal, state, county, municipal, or local law, rule, or regulation or by any applicable judgment, order, or decree of any court or by any governmental body or agency having jurisdiction in the premises after such other party has given reasonable prior written notice to the other parties to this Agreement of the pending disclosure of any such information. In the event that the transactions contemplated by this Agreement shall fail to be consummated, each party shall promptly cause all copies of documents or extracts of such documents containing information and data as to another party hereto to be returned to such other party.

8.03 Disclosure. Prior to the Closing Date, no party to this Agreement will issue any press release or make any other public or private disclosures (other than to its attorneys, accountants, and representatives) concerning this transaction or the contents of this Agreement without the prior consent of the other party. The content of any such release or disclosure shall be mutually agreed upon among the parties. Following the Closing Date, neither any party nor any stockholder of any party shall issue any press release or make any other disclosure concerning this transaction or the contents of this Agreement without the prior written consent of the other party.

8.04 Miscellaneous Agreements. Subject to the terms and conditions of this Agreement, each party shall use its commercially reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, appropriate, or desirable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. After the Closing Date, if Buyer considers or is advised that any further assignment, conveyance or other documents are necessary or desirable to vest, perfect, confirm or record in the Company title to any of the Assets or to aid in the prosecution, defense or enforcement of any rights arising from the transfer of the Shares to Buyer, the Company shall cause its authorized officer to execute and deliver promptly to Buyer any and all assignments, powers of attorney or other documents and do all things requested by Buyer to vest, perfect or confirm title to the Assets in the Company and title to the Shares in Buyer or to convey such other rights as provided herein or to otherwise carry out the intent of this Agreement.

8.05 Employees. The Company shall not make any commitments to any of its employees with respect to the continued employment of such employees by Buyer after the Closing Date. Except as set forth in Sections 5.01 and 7.05, Buyer does not by this Agreement or the transactions contemplated herein, make any commitment or extend any offer to hire any employees of Seller. Buyer may, in its sole discretion, engage the services of Seller’s current or former employees, consultants or agents; provided, however, that if any of the Company’s professional staff is not retained or is terminated without cause and contrary to the recommendation of the Company’s current President, all of the Escrowed Shares shall be released to Seller notwithstanding anything to the contrary in Section 2.02.

8.06 Access. Seller understands that no aspect of the transactions contemplated in this Agreement has been, prior to the date of this Agreement, or will be, prior to the Closing Date, registered with or reviewed by the SEC under the 1933 Act, or with or by any state securities law administrator, and no federal or state securities law administrator has approved any disclosure or other material concerning Buyer or the Common Stock, or made any recommendation with respect thereto. Seller has sufficient knowledge and experience in business and financial matters that he is capable of evaluating the merits and risks of the transactions contemplated herein, and Seller has investigated and will continue to investigate the merits and risks of such transactions under the provisions of this Agreement. Seller has been provided with the Annual Report on Form 10-K of Buyer for the fiscal year ended December 31, 2007, the Proxy Statement relating to the 2008 Annual Stockholders Meeting, and the subsequent reports filed by Buyer with the SEC pursuant to the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and has had the opportunity to ask questions of, and receive answers from, members of the management of Buyer. Seller has and will continue to avail himself of his right to ask questions of the management of Buyer relating to Buyer, the Common Stock and related matters, and his right to obtain additional information necessary to verify the accuracy of information provided to him and to continue to evaluate the merits and risks of the transactions contemplated by this Agreement.

8.07 The Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement will take place at such place mutually agreeable to Buyer and Seller, on or before November 1, 2008 (the “Closing Date”), or such other time and place as Buyer and Seller may agree in writing. The obligations of the parties to close or effect the transactions contemplated by this Agreement will be subject to the satisfaction, unless duly waived, of the applicable conditions set forth in this Agreement. The parties shall have the right to conduct the Closing by the exchange through facsimile, electronic mail and overnight courier of executed documents.

8.08 Closing and Other Costs. The Company shall pay the following Closing and other costs: (a) preparation of all assignments and other instruments of conveyance, assignment and transfer necessary to consummate the transactions herein; (b) the cost of discharging any monetary liens; and (c) the cost of all assessments, transfer taxes, stamp taxes and conveyance fees. Each party shall pay its own legal and related expenses.

8.09 Tax Returns. All tax returns of the Company for all tax periods ending on or before the Closing Date, but due after the Closing Date, shall be prepared and filed by Seller. All taxes payable with respect to such tax returns shall be the responsibility of Seller and all refunds of taxes of Seller or the Company relating to tax periods ending on before the Closing Date shall be the property of Seller. Buyer shall provide Seller with such cooperation and information as Seller reasonably may request in connection with the filing of any such tax returns or claims for refunds of taxes.

ARTICLE IX

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER AND BUYER

The respective obligations of each party to effect the transactions contemplated by this Agreement will be subject to the fulfillment or waiver at or prior to the Closing Date of the following conditions:

9.01 Litigation. The Company, Seller and Buyer shall not be subject to any order, decree, or injunction of a court or agency of competent jurisdiction that enjoins or prohibits the consummation of the transactions contemplated by this Agreement.

9.02 Required Consents. Seller and the Company shall have obtained all of the Required Consents and shall have delivered to Buyer a written copy of each Required Consent prior to or at the Closing.

ARTICLE X

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF SELLER

The obligations of Seller to effect the transactions contemplated in this Agreement will be subject to fulfillment at or prior to the Closing Date of the following conditions:

10.01 Representations and Warranties. The representations and warranties of Buyer set forth in Article IV of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

10.02 Performance of Obligations. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

10.03 Officer’s Certificate. Buyer shall have furnished to Seller a certificate dated the Closing Date, signed on behalf of Buyer by its Chief Executive Officer to the effect that, to his knowledge and belief, the conditions set forth in Sections 10.01 and 10.02 have been satisfied.

10.04 Material Adverse Change. There shall not have been any material adverse change in the condition of Buyer since the execution and delivery of this Agreement by Seller.

10.05 Documents. Seller shall have received, in form and substance satisfactory to it, the documents specified in Article XIII of this Agreement and the authorization set forth in Section 3.03.

ARTICLE XI

CONDITIONS PRECEDENT TO THE OBLIGATIONS OF BUYER

The obligations of Buyer to effect the transactions contemplated in this Agreement will be subject to fulfillment at or prior to the Closing Date of the following conditions:

11.01 Representations and Warranties. The representations and warranties of Seller set forth in Article III of this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date (as though made on and as of the Closing Date) except (i) to the extent such representations and warranties are by their expressed provisions made as of a specified date and (ii) for the effect of transactions contemplated by this Agreement.

11.02 Performance of Obligations. Seller and the Company shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date and Buyer shall have received a fairness opinion supporting the valuation of the acquisition.

11.03 Officer’s Certificate. The Company shall have furnished to Buyer a certificate dated the Closing Date, signed on behalf of the Company by its President to the effect that, to his knowledge and belief, the conditions set forth in Sections 11.01 and 11.02 have been satisfied.

11.04 Material Adverse Change. There shall not have been any material adverse change in the condition of the Company since the execution and delivery of this Agreement by Buyer.

11.05 Documents. Buyer shall have received, in form and substance satisfactory to it, the documents specified in Article XII of this Agreement and the authorization set forth in Section 4.03.

ARTICLE XII

DOCUMENTS TO BE DELIVERED AT THE CLOSING BY SELLER

Seller will deliver to Buyer the following documents at the Closing:

12.01 Required Consents. All Required Consents.

12.02 Officer’s Certificate. The certificate referred to in Section 11.03 of this Agreement.

12.03 Certificate of Secretarial Officer. The certificate of the Secretary of the Company, dated the Closing Date, with respect to the incumbency of the Company’s officers and their signatures, and good standing, and the resolutions of the Company’s board of directors and stockholder, as applicable, authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated in this Agreement, which certification shall recite that such resolutions have not been subsequently amended, modified or rescinded and are in full force and effect.

12.04 Company Documents; Books and Records. (a) The certificate of incorporation or charter of the Company, as amended, certified as of a recent date by the Secretary of State of Delaware and a copy of the bylaws of the Company, as amended, certified as of the Closing Date by the Secretary of the Company; (b) a certificate of status, good standing or existence with respect to the Company from the Secretary of State of the State of Delaware, dated as of a recent date; and (c) the Company’s stock books, ledgers, minute books, and corporate seal, and copies of all books and records relating to the Assets, including, but not limited to, purchasing and sales records, engineering records, accounting records, computer programs, customer and vendor lists and records, and such other records as Buyer may reasonably require in its use of the Assets subsequent to the Closing.

12.05 Share Certificate; Stock Power. The share certificate evidencing the ownership of all of the Shares, duly endorsed or accompanied by the executed stock power conveying to Buyer all right, title and interest in and to the shares being sold hereunder.

12.06 Escrow and Lock-up Agreement. At the Closing, Seller shall execute and deliver to Buyer and the Escrow Agent, the Escrow and Lock-up Agreement in the form attached hereto as Exhibit 12.06 (the “Escrow Agreement”).

12.07 Resignations. The written resignations of all directors of the Company.

12.08 Other Documents. Such other documents as are reasonably requested by Buyer and its counsel or required to be delivered pursuant to this Agreement.

ARTICLE XIII

DOCUMENTS TO BE DELIVERED AT THE CLOSING BY BUYER

Buyer will deliver to Seller the following documents at the Closing:

13.01 Officer’s Certificate. The certificate referred to in Section 10.03 of this Agreement.

13.02 Certificate of Secretarial Officer. The certificate of the Secretary of Buyer, dated the Closing Date, with respect to the incumbency of corporate officers and their signatures, corporate good standing, and the resolutions of Buyer’s board of directors authorizing the execution, delivery and performance of this Agreement and all other agreements, documents and instruments relating hereto and the consummation of the transactions contemplated by this Agreement.

13.03 Payment. Buyer shall deliver the Exchange Price to Seller and the Escrow Agent as provided in Section 2.01.

13.04 Escrow and Lock-up Agreement. At the Closing, Buyer shall execute and deliver to Seller and the Escrow Agent the Escrow Agreement.

13.05 Other Documents. Such other documents as are reasonably requested by Seller and its counsel or required to be delivered pursuant to this Agreement.

ARTICLE XIV

TERMINATION AND ABANDONMENT

14.01 Events of Termination Prior to Closing. This Agreement may be terminated, at any time before the Closing: (i) by mutual consent of Seller and Buyer; (ii) by Seller if any of the conditions precedent found in Articles IX or X of this Agreement have not been met and have not been waived in writing by Seller by Closing; (iii) by Buyer if any of the conditions precedent found in Articles IX or XI of this Agreement have not been met and have not been waived in writing by Buyer by Closing; (iv) by Seller if there is a breach of or failure by Buyer to perform in any material respect any of the representations, warranties, commitments, covenants, or conditions under this Agreement, which breach or failure is not cured within fifteen (15) days after written notice thereof is given to Buyer; and (v) by Buyer if there is a breach of or failure by Seller to perform in any material respect any of the representations, warranties, commitments, covenants, or conditions under this Agreement, which breach or failure is not cured within fifteen (15) days after written notice thereof is given to Seller. In the event of the termination of this Agreement by either party as above provided in this Section 14.01, written notice will forthwith be given to the other party, which notice will clearly specify the reason of such party for terminating this Agreement.

14.02 Survival. The provisions in Sections 8.02, 14.02, and 16.03 of this Agreement will survive the termination of this Agreement pursuant to Section 14.01.

ARTICLE XV

INDEMNIFICATION

15.01 Survival. All representations, warranties, covenants, and agreements of each of the parties set forth in this Agreement or in any other document or instrument delivered by any of the parties pursuant to this Agreement will survive the Closing and will remain operative and in full force and effect during the one-year period following the Closing Date, regardless of any investigations at any time made by or on behalf of any party and will not be deemed merged in any document or instrument executed or delivered at or after the Closing. No indemnifying party will have liability with respect to any claim under Sections 15.02 or 15.03 unless the indemnified party notifies the indemnifying party of such claim on or before the first anniversary of the Closing Date; provided, however, that any claim related to fraudulent breaches of the representations and warranties may be made at any time without limitation.

15.02 Indemnification by Seller. From and after the Closing, Seller will indemnify, defend, and hold harmless Buyer from, against, and with respect to any claim, liability, obligation, loss, damage, assessment, judgment, cost, and expense (including, without limitation, reasonable attorneys’ and accountants’ fees and costs and expenses reasonably incurred in investigating, preparing, defending against, or prosecuting any litigation or claim, action, suit, proceeding, or demand) (collectively, the “Loss”), of any kind or character arising out of or in any manner incident, relating, or attributable to, (i) subject to Section 16.10, the inaccuracy of any representation or breach of any warranty of Seller contained in this Agreement or in any certificate, instrument, or other document or agreement executed by Seller in connection with this Agreement or otherwise made or given in writing in connection with this Agreement, (ii) any failure by Seller to perform or observe any covenant, agreement, or condition to be performed or observed by it under this Agreement or under any certificate, instrument, or other document or agreement executed by it in connection with this Agreement, (iii) claims relating to the enforcement of Buyer’s rights under this Agreement, and (iv) any liabilities, obligations, debts, contracts, or other commitments of any kind or nature whatsoever, whether known or unknown and whether accrued, fixed, absolute, conditional, determined, determinable, or otherwise, of Seller existing on the Closing Date or arising out of, or resulting from, any transaction entered into, or any state of facts existing, prior to or at the Closing Date which are imposed on Buyer (and after Closing, the Company) as result of this Transaction; provided, however, that cancellation of the Escrowed Shares shall be the sole source of payment of any indemnified Loss and the aggregate amount of all such indemnified Losses shall not exceed 10% of the Exchange Price.

15.03 Indemnification by Buyer. From and after the Closing, Buyer will indemnify, defend, and hold harmless Seller from, against, and with respect to any Loss of any kind or character arising out of or in any manner incident, relating, or attributable to (i) the inaccuracy of any representation or breach of any warranty of Buyer contained in this Agreement or in any certificate, instrument, or other document or agreement executed by Buyer in connection with this Agreement or otherwise made or given in writing in connection with this Agreement, (ii) any failure by Buyer to perform or observe any covenant, agreement, or condition to be performed or observed by it under this Agreement or under any certificate, instrument, or other document or agreement executed by it in connection with this Agreement, and (iii) claims relating to the enforcement of Seller’s rights under this Agreement.

15.04 Indemnification Limitations. The rights of Buyer to indemnification under Section 15.02 of this Agreement shall be subject to the limitation that Buyer shall not be entitled to indemnification with respect to a claim or claims against the Seller until the aggregate of Losses with respect to all such claims exceeds $150,000, in which event the indemnity provided for in Section 15.02 shall be effective with respect to the amount of such damages in excess of $150,000. This limitation shall not apply to the indemnification liabilities with respect to claims based on fraud, intentional misrepresentation, or criminal acts.

ARTICLE XVI

MISCELLANEOUS

16.01 Arbitration Procedure. Except for remedies for injunctive relief as provided in Section 16.02, all disputes arising under this Agreement shall be submitted to and settled by arbitration. Arbitration shall be by one (1) arbitrator selected in accordance with the rules of the American Arbitration Association (“AAA”). The hearing before the arbitrator shall be held in Hillsborough County, Florida and shall be conducted in accordance with the rules existing at the date thereof of the AAA, to the extent not inconsistent with this Agreement. The decision of the arbitrator shall be final and binding as to any matters submitted to them under this Agreement. All costs and expense incurred in connection with any such arbitration proceeding and those incurred in any civil action to enforce the same shall be borne by the party against which the decision is rendered.

16.02 Injunctive Relief. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Buyer and Seller shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement in the U.S. District Court for the Middle District of Florida and the Circuit Courts in and for Hillsborough County, Florida, this being in addition to any other remedy, subject to Section 16.01, to which they are entitled at law or in equity.

16.03 Expenses. Except as otherwise expressly provided in this Agreement, Buyer and the Company will bear their own respective expenses, including, without limitation, counsel and accountants’ fees, in connection with the preparation and negotiation of, and transactions contemplated under, this Agreement.

16.04 Notices. Any notice or other communication which is required or permitted under this Agreement shall be in writing and shall be deemed to have been given, delivered, or made, as the case may be (notwithstanding lack of actual receipt by the addressee) (i) on the date sent if delivered personally or by cable, telecopy, telegram, e-mail, telex, or facsimile (which is confirmed) or (ii) three (3) business days after having been deposited in the United States mail, certified or registered, return receipt requested, sufficient postage affixed and prepaid, or (iii) one (1) business day after having been deposited with a nationally recognized overnight courier service (such as by way of example, but not limitation, U.S. Express Mail, Federal Express, or Airborne), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Seller or Company:	Thomas Eli Conger II
Social Technologies Group, Inc.
1776 Massachusetts Avenue, N.W.
Suite 815
Washington, D.C. 20036-1907
Telephone: (202) 223-2801
Fax: (202) 223-2802

with a copy to:	Squire, Sanders & Dempsey, L.L.P.
8000 Towers Crescent Drive, 14th Floor
Vienna, Virginia 22182-2700
Attn: Abby E. Brown, Esq.
Telephone: (703) 720-7894
Fax: (703) 720-7801

If to Buyer:	UTEK Corporation
2109 East Palm Ave
Tampa, Florida 33605
Attn: Sam I. Reiber, Esq.
Telephone: (813) 754-4330
Fax: (813) 754-2383

with a copy to:	Shumaker, Loop & Kendrick, LLP
Bank of America Plaza
101 East Kennedy Boulevard
Suite 2800
Tampa, Florida
Attn: Gregory C. Yadley
Facsimile: (813) 229-1660

16.05 Applicable Law. This Agreement shall be governed in its construction, interpretation, and performance by the laws of the State of Florida, without reference to law pertaining to conflict of laws. In the event of any litigation or arbitration arising out of or relating to this Agreement, the prevailing party shall be entitled to recover all costs and reasonable attorneys’ fees incurred, including, without limitation, costs and fees incurred in any investigations, trials, bankruptcies, and appeals.

16.06 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument.

16.07 Assignment. This Agreement shall not be assignable by any party without the prior written consent of the other parties hereto; provided, however, that the rights and obligations of Buyer under this Agreement (i) shall pass to any successor corporation which assumes its business and affairs by merger, consolidation or by acquisition of substantially all its assets or substantially all its stock, subject to Section 2.02(v), and (ii) may be assigned to any affiliate of Buyer, without any such prior written consent by any other party hereto.

16.08 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the corporate parties to this Agreement and their respective legal representatives, successors, and permitted assigns, and the individual parties to this Agreement and their respective heirs, personal representatives, and permitted assigns.

16.09 Construction. This Agreement shall not be construed more strictly against any party regardless of who is responsible for its drafting. Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular and the singular include the plural. Wherever the context so requires, the masculine shall refer to the feminine, the feminine shall refer to the masculine, the masculine or the feminine shall refer to the neuter, and the neuter shall refer to the masculine or the feminine. The captions of this Agreement are for convenience and ease of reference only and in no way define, describe, extend, or limit the scope or intent of this Agreement or the intent of any of its provisions.

16.10 Knowledge Limitation. Wherever any representation, warranty, or other statement made in this Agreement is qualified as to the knowledge of Seller or the Company, such qualification shall mean the actual knowledge of Seller. Wherever any representation, warranty, or other statement made in this Agreement is qualified as to the knowledge of Buyer, such qualification shall mean the actual knowledge of Carole Wright.

16.11 Severability. The invalidity or unenforceability of any provision of this Agreement, whether in whole or in part, shall not in any way affect the validity and/or enforceability of any other provision of this Agreement. Any invalid or unenforceable provisions shall be deemed severable to the extent of any such invalidity or unenforceability.

16.12 Waiver. Any party may, by written notice to another party, (i) agree to extend the time for the performance of any of the obligations or other actions of the other party under this Agreement, (ii) waive any inaccuracies in the representations or warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement, (iii) waive compliance with any of the conditions or covenants of the other party contained in this Agreement, or (iv) waive or modify performance of any of the obligations of the other party under this Agreement. Except as provided in the preceding sentence, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of a party, shall be deemed to constitute a waiver by such party of compliance with any of the representations, warranties, covenants, conditions, or agreements contained in this Agreement. No failure or delay on the part of a party in exercising any right or remedy with respect to a breach of this Agreement by another party shall operate as a waiver thereof or of any prior or subsequent breach of this Agreement by the breaching party, nor shall the exercise of any such right or remedy preclude any other or future exercise thereof or exercise of any other right or remedy in connection with this Agreement.

16.13 Entire Agreement. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties. There are no representations, warranties, undertakings or agreements between the parties with respect to the subject matter of this Agreement except as set forth herein.

{Signature page follows}

IN WITNESS WHEREOF, Seller, Buyer and the Company have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

“BUYER”

UTEK CORPORATION

By:	/S/ Clifford M. Gross
Clifford M. Gross, Ph.D., Chief Executive Officer

“SELLER”

THOMAS ELI CONGER II

/S/ Thomas Eli Conger II

“COMPANY”

SOCIAL TECHNOLOGIES GROUP, INC.

By:	/S/ Thomas Eli Conger II
Thomas Eli Conger II